UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2010

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

Allied World Assurance Company Holdings, Ltd (the “Company”) held two special court-ordered meetings of its shareholders on November 18, 2010, one for the holders of its voting common shares (the “Voting Shareholders Meeting”) and the other for the holders of its non-voting common shares (the “Non-Voting Shareholders Meeting”). The Company’s shareholders considered the redomestication of its jurisdiction of incorporation from Bermuda to Switzerland to be effected by the Scheme of Arrangement attached as Annex A to the Company’s definitive proxy statement dated October 14, 2010 and filed with the U.S. Securities and Exchange Commission on such date. Under Bermuda law, the Scheme of Arrangement must be separately approved by the holders of the Company’s voting and non-voting common shares.

In connection with this vote, the Company’s shareholders were also asked to consider approving a motion to adjourn the Voting Shareholders Meeting and the Non-Voting Shareholders Meeting, respectively, to a later date to solicit additional proxies if there were insufficient votes at the time of such meetings to approve the Scheme of Arrangement. Adjournment of these meetings was not necessary because there were sufficient votes at the time of each meeting to approve the Scheme of Arrangement.

Voting Results Approving the Scheme of Arrangement

Results of the Voting Shareholders Meeting

Holders of the Company’s voting common shares approved the Scheme of Arrangement.

For	Against	Abstain
29,923,325	3,517,711	7,472

Results for Non-Voting Shareholders Meeting

Holders of the Company’s non-voting common shares approved the Scheme of Arrangement.

For	Against	Abstain
216,960	0	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

November 18, 2010	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President, General Counsel and Corporate Secretary